FINAL TRANSCRIPT

Thomson StreetEvents℠

SHOO - Q4 2005 Steven Madden Earnings Conference Call

Event Date/Time: Mar. 02. 2006 / 10:00AM ET

CORPORATE PARTICIPANTS

Cara O'Brien
Financial Dynamics - IR

Jamie Karson
Steven Madden - Chairman, CEO

Ed Rosenfeld
Steven Madden - VP Strategic Planning and Finance

CONFERENCE CALL PARTICIPANTS

Scott Krasik
C.L. King & Associates, Inc. - Analyst

Jeff Van Sinderen
B. Riley & Company, Inc. - Analyst

Heather Boskin (ph)
Sidoti and Company - Analyst

Susan Sansbury
Miller Tabak - Analyst

David Cufliss (ph)
GMM Capital - Analyst

Ambrit Sanheyer (ph)
First Albany Capital - Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen. And welcome to the Steven Madden Limited conference call, sponsored by Financial Dynamics. [OPERATOR INSTRUCTIONS] I would now like to introduce your host for today's conference, Ms. Cara O'Brien of Financial Dynamics. Please go ahead.

Cara O'Brien - *Financial Dynamics - IR*

Thank you, operator. Good morning, everyone and thank you for joining this discussion of Steven Madden, Limited's fourth quarter and full year results. By now you should have received a copy of the press release. But if you have not, please call our offices at (212)850-5600 and we will get one out to you immediately.

Before we begin, I would like to remind you that statements in this call, that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.

The statements contained herein are subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the SEC. Also, please refer to the earnings release for more information on risk factors that could cause actual results to differ. Finally, please note that any forward-looking statements used in this call should not be relied upon as current after today's date.

I'd now like to turn the call over to Jamie Karson, Chairman and Chief Executive Officer, Steven Madden, Limited. Jamie , please go ahead.

Jamie Karson - *Steven Madden - Chairman, CEO*

Thanks Cara. Good morning and thank you for joining us to review Steven Madden, Limited's results for the fourth quarter and full year ended December 31, 2005. With me to discuss the business is Ed Rosenfeld, Vice President of Strategic Planning and Finance.

Let me begin by saying that 2005 was an extremely exciting year for the Company and we are very pleased with our overall results. In short, we were able to grow the top line, improve our operating structure, significantly improve profitability and enhance shareholder value. And very importantly, we took significant steps towards becoming a global lifestyle branded Company, most notably with our licensing agreement and subsequent acquisition of Daniel M. Friedman and Associates.

As for the actual financial performance for the year, annual net sales grew 11.1% and net income increased 56.4%. Annual earnings per diluted share were $1.38 on 13.9 million diluted weighted shares outstanding, versus $0.86 on 14.2 million shares in 2004, coming in at the top end of our recently updated range.

But to get a bit more specific, I'd like to mention several key highlights from 2005. First and foremost, we welcome Steve Madden back to the Company that he founded. Steve has been and continues to be the inspiration behind our brand and all of our creative efforts. With Steve's creative expertise and the man's talent, his return to the Company as Creative and Design Chief has been crucial in delivering trend right and fashion product to our customers. In addition, Steve's return provided a renewed energy that has been a tremendous catalyst for our business, which we believe will continue in 2006.

Second, we added breath and depth to our senior management team. We made several key promotions to bolster various divisions and we hired one of our former Directors, Awadhesh Sinha as our Chief Operating Officer. All of the management changes were executed in order to add further experience and expertise to the senior team and enable us to focus on key areas of the business in need of improvement.

Third, we made enormous progress in strengthening our operations. Most importantly, we delivered on the plans to drive gross margin improvement that we outlined last year at this time, as a keen focus on inventory management yielded results. Specifically, annual gross margin increased 160 basis points, and inventory for the entire Company decreased 17%. We are very proud of this progress.

Fourth, we continue to effectively expand our business and increase our market penetration. We expanded our retail division by opening a total of 12 stores, significantly expanded our doors at wholesale, introduced a new division, SM New York. And extended our international reach with new wholesale distribution agreements in Mexico and Israel and new retail agreements in Canada, Australia and the United Arab Emirates.

Fifth, we delivered on our promise to further diversify our business and leverage the strong Steve Madden brand, when last summer we announced a new license agreement with Daniel M. Friedman and Associates to distribute Steve Madden branded handbags, belts and related accessories in the United States. This brand extension augments and complements our core footwear category, broadens the Company's reach into the branded lifestyle concept and further entrenches the Steve Madden brand in the fashion and accessories market.

And while this is jumping a bit into 2006, we took this relationship a step further in early February of this year by acquiring Daniel M. Friedman. This transaction was exactly in line with our previously stated plans to make strategic acquisitions that will enhance our business and will be immediately accretive. We are delighted that we found the perfect fit for this initiative and are confident that the Daniel M. Friedman acquisition represents a very effective use of our cash. It diversifies our business

model, will allow us to accelerate that expansion of the Steve Madden brand into new categories. Further enhances our management team and will provide significant overall returns to the business.

Sixth, in 2005, we were able to return capital to our shareholders. We repurchased shares using our strong cash position to buy back a total of 444,000 shares, for an aggregate amount of 7.7 million. In addition, we issued a special one-time cash dividend of $1 per outstanding share of common stock. Taken together, the amount of capital the Company returned to shareholders in 2005 totaled approximately 21.5 million.

Lastly, we achieved all of this while maintaining what is one of the strongest balance sheets in our industry. We ended the year with 109.1 million in cash, cash equivalents and investment securities. No debt and total stockholders equity of approximately 182.1 million. Again, we are extremely pleased with the strength of our performance in 2005.

As we moved forward, we plan to use these achievements as the foundation on which to further build the Steve Madden brand, grow the business and provide consistent value to our shareholders. With all of that, I am now turning the call over to Ed.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Thanks, Jamie. Consolidated net sales increased 8.2% to 91.4 million from 84.5 million in the fourth quarter last year. This reflects increases in Steve Madden womens, Steve Madden mens, Steven, Stevies and Candie's, as well as the introduction of SM New York. Partially offset by decreases in l.e.i. and the retail division.

Gross margins for the quarter increased significantly to 43.1% to 32.2% in the comparable period last year. This reflects gross margin improvements in all of the Company's business segments. As Jamie highlighted, our trend right products and inventory management strategies are paying major dividends.

SG&A expenses were flat to last year on a dollar basis in spite of seven additional stores, compared to last year. And SG&A, as a percentage of sales, decreased 260 basis points, reflecting cost control and leverage on increased sales. Net income increased significantly to 7.4 million versus 373,000 last year. Diluted EPS was $0.51 per share on 14.449 million diluted average shares outstanding, compared to $0.03 per share on 13.910 million diluted weighted shares outstanding in the fourth quarter of '04.

Now, let's review the performance of each of our divisions. Net sales for the wholesale division increased 14.7% to 58.1 million from 50.6 million in the comparable period. This division was comprised of seven segments in the fourth quarter; Steve Madden womens, Steve Madden mens, Steven by Steve Madden, Stevie's, SM New York, Candie's and l.e.i. Net sales for the Steve Madden womens wholesale division increased 12.1% to 27.9 million, versus 24.9 million last year. We continue to have success with the key western boot and also delivered a stretch boot that performed very well at retail. The dress category was also strong, including peek-a-boo pumps and flats. Black and brown were the dominant colors with metallic treatments also continuing to perform well.

Net sales in Steve Madden mens increased, 19.5% to 31.1 million, versus 11 million last year. The sales gain reflects distribution to more doors at Nordstrom and Dillards as well as expanded breadth of assortment within existing doors. We also benefited from increased shipments out of our open stock replenishment programs versus the comparable period. We continue to provide a balanced collection in mens with a full assortment of dress, dress casual, casual and sport. And were particularly pleased with the performance of our dress shoes in the quarter.

Net sales in Steven by Steve Madden increased 18.1% to 3.7 million in the fourth quarter, compared to 3.1 million in the comparable period. Much of the increase can be attributed to an expansion of our Steven business with Nordstrom, where we increased both the number of doors and the breadth of our assortment. Importantly, this was achieved while cutting down on profitable sales as a result of better inventory control. Product successes included; western boots, casual boots, flats, platforms and basic pumps.

SM New York, the Company's new division, contributed 1.6 million in new sales in its first quarter shipments. SM New York is an opening price point brand that we are selling to department stores, mid-tier retailers and specialty stores. At the end of the fourth quarter, SM New York was in nearly 1,000 doors and we are very pleased with the initial response to this new brand.

Net sales in Stevie's were 1.1 million, up from 900,000 in the comparable period last year. We experienced success with western, fur and stretch boots in Stevie's as well as clogs. Net sales in Candie's increased 82.2% to 6 million, versus 3.3 million recorded in last year's fourth quarter. We continue to be pleased with the Candie's performance in Kohl's. Strong performers in the quarter included western boots and clogs and we also experienced success with sneakers for Candie's kids.

L.e.i. net sales were 4.7 million in the fourth quarter, versus 7.3 million last year. So, a dramatic increase in gross margin led to increased gross profit dollars for l.e.i. versus the year ago period. L.e.i.'s biggest item was the western boot.

Moving on to our retail division, fourth quarter sales were 34.3 million, compared to 33.9 million last year. Comp store sales declined 6.3% versus an increase of 9.5% last year. This was due primarily to the phase-out of previous accessory items in order to prepare for the first quarter relaunch of accessories, including handbags and belts by the recently acquired Danny Friedman and Associates, as well as a reduction in promotional sales. Gross margin in the retail division improved 170 basis points, due to the reduction in promotional selling.

As of the end of the year, we had 98 stores in operation, including our Internet store. During the quarter, we opened two new stores and closed two stores. For the 12 months ended December 31, '05, stores open for the full 12 months generated $771 in sales per square foot.

Moving other income, the Company's commission and licensing fee income, net of expenses, increased 37.7% to 1.9 million this year, from 1.4 million last year. Our Adesso/Madden first cost division recorded another strong quarter with commission income, net of expenses, increasing 66.5% to 1.3 million in the quarter, compared to 0.8 million in the fourth quarter last year.

Now I'd like to briefly touch on our full-year results. Net sales for the full year increased 11.1% to 375.8 million from 338.1 million in 2004. Wholesale sales increased 10.4% to 254.3 million, from 230.4 million in 2004. Sales for the retail division increased 12.7% to 121.5 million, versus 107.8 million last year. Comp store sales increased 5.1%. Commission and licensing income increased 55.2% to 7.1 million from 4.6 million, based on the strong growth of Adesso/Madden.

Gross margin for the year expanded 160 basis points to 37.9% from 36.3% last year. Operating expenses as a percentage of sales declined by 70 basis points. Annual net income increased 56.4% to 19.2 million over last year's 12.3 million. Diluted EPS was $1.38, compared to $0.86 in 2004, a 60.5% increase.

With respect to our overall financial condition, we have maintained a very strong balance sheet with no debt and 109.1 million in cash, cash equivalents and marketable securities. Despite our increase in the top line, we reduced inventory substantially in both our wholesale and retail division. Total inventory at the end of the quarter was $28.4 million. A 17.7 -- excuse me, 17.4% decrease, versus inventory of 34.4 million at the end of 2004. And our inventory for the 12 months ended December 31 was 7.9 times.

Accounts receivable and due from factor were 35.1 million, compared to 36.1 million a year ago, despite an increase in wholesale sales. Reflecting a decrease in collection days to 57 days from 64 days last year. Capital expenditures were 1.7 million for the quarter. And stockholders equity as of the end of the quarter was $182.1 million.

Now, let's talk about our outlook for 2006. We remain cautious due to the challenging retail environment and the consolidation among our wholesale customers. We are optimistic as we move forward and believe we are better positioned than perhaps ever before based on several key factors. The Steve Madden brand is stronger than ever and is positioned to become a global lifestyle brand. Our creative teams, which we believe are the best in the industry, are once again being led by Steve Madden. And as a result, we are indisputably the fashion leader in our segment. We have a tested, proven and resilient business model

that we are successfully expanding and diversifying and we have a strong financial foundation that will support our future growth.

That said, with respect to the specific outlook for 2006, we intend to open approximately eight to 10 retail locations this year. But in this regard, keep in mind that we are focused on opening only those stores that will enhance the brand and provide an attractive return on investments. To that end, we will focus on more highly-trafficked locations in our proven, major metropolitan markets, which over the course of 2006, may yield more or less new stores than the eight to 10 previously stated.

Second, and very importantly, we will continue to focus on driving further improvements in gross margins. We will also continue to evaluate various near and long-term growth opportunities to further leverage and diversify the Steve Madden brand. These opportunities could include expanding into additional complimentary categories, making additional acquisitions, or continuing to broaden our international reach through licensing and distribution arrangements.

We will also continue to return capital to shareholders. Year-to-date in 2006, we have completed approximately 3.8 million in share repurchases. And we have committed to return an additional 11 million in capital, at a minimum, to shareholders in the form of share purchases or dividends over the next year. We believe this highlights the strength of our operations and the fact that we are keenly focused on delivering immediate value to our shareholders.

As for specific expectations for financial performance, with respect to net sales, we currently anticipate that 2006 net sales will increase in the low double digits on a percentage basis over 2005. Including the impact of the inclusion of the results of the Danny Friedman business from the date of acquisition. With respect to the bottom line, we currently expect diluted EPS for 2006 to range between $1.69 and $1.73, excluding the amortization of intangibles associated with the Danny Friedman deal. Including the amortization, we expect diluted EPS to range between $1.62 and $1.68. Now, I'd be happy to answer any questions that you may have on the business.

QUESTIONS AND ANSWERS

Operator

[OPERATOR INSTRUCTIONS] Our first question is coming from Scott Krasik from C.L. King.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Good morning, Jamie, good morning, Ed.

Jamie Karson - *Steven Madden - Chairman, CEO*

Good morning.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Congratulations on a great year.

Jamie Karson - *Steven Madden - Chairman, CEO*

Thank you.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Just talk about gross margins for a couple of minutes. In 2003, when you first started to see some erosion in that category -- in that segment, they talked about getting back to 40% gross margins. Is that still -- you kind of was went away from that. Is that still a long-term goal to get to 40%, or can you do better than that?

Jamie Karson - *Steven Madden - Chairman, CEO*

Absolutely that's the goal. In fact, our goal is to approach that this year and we could expect that we could surpass that in the future years to come.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Okay. Great. And then on the shareholder value return, did I hear you bought back $3.8 million worth of stock this year?

Jamie Karson - *Steven Madden - Chairman, CEO*

Yes.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Okay. And then the 12 million, that's incremental to the 3.8?

Jamie Karson - *Steven Madden - Chairman, CEO*

Yes.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Okay. And then would that mean that with the cash that you're sitting on right now, that's really earmarked more towards acquisition or --?

Jamie Karson - *Steven Madden - Chairman, CEO*

Well, look, the question of how to deploy our cash is something that we talk about and work on every day here. We are in a fashion business and we do have the attendant risks, so, we'd like to have some cash in the bank for a rainy day. But I think we all recognize that the $90 million or so that we have after Danny Friedman is a pretty sizeable rainy day fund. So, we're evaluating all sorts of opportunities for how to best invest that cash and get a good return. We are thrilled with the Danny Friedman acquisition because we think that's a deal that provides us with a great return on our investment and was a very effective use of our cash. And we're going to continue to look for other opportunities like that. But to the extent we don't find those, we will be returning capital to shareholders, the 12 million -- or it's 11 million now, actually, is a minimum. And we could very well do more than that if we don't find other investment opportunities to provide with us a superior return on our investment.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Sure. And just lastly, some of the more traditional department store vendors have talked about Federated is more pushing them to delivering later in season and closer to dates, because you always have that quick to market model. Is that impacting you guys at all? Or is it pretty much your flow of inventory -- your flow of deliveries is unchanged?

Jamie Karson - *Steven Madden - Chairman, CEO*

Yes I think it's unchanged. Really Federated's focus on those types of vendors really plays to our strengths. And they've announced that they're focusing on vendors who can do that for them and who can help them turn their inventory better. And that's what we've been doing for a long time.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

So, for you guys it's relatively unchanged.

Jamie Karson - *Steven Madden - Chairman, CEO*

Right.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Okay. Thanks, guys.

Operator

Thank you. Our next question is coming from Jeff Van Sinderen from B. Riley.

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

Good morning. Just a housekeeping question to start off. What was your depreciation in the quarter? Last quarter?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

In the quarter it was 1.6 million.

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

1.6, okay. And then -- I wonder if you guys can give us a little bit of a sense by brand of how your orders are shaping up for fall and then maybe how your at-once orders are trending?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure, we don't really talk about backlogs here as you know, because we don't frankly think that's a very reliable indicator for us. In our grid, it's all about the product. But that being said, we feel very good about where we are. We have really broad-based

strength in the product right now and as you know, for our business, that's the most important thing. We really think we have the wind at our backs in terms of product really across the board. And so, we feel very good.

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

Okay. And then how much are we looking for? Can you just review how much we're looking for for accretion from the acquisition this year by quarter?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Well, sure, we don't provide quarterly guidance, as you know, but the acquisition, as we announced, we're looking at $0.15 to $0.18 for a full year, prior to goodwill amortization. We've only -- we're only only in the business this year for a little over 10.5 months. So, that's going to translate into $0.13 to $0.16 in 2006. And then there's going to be between $0.05 and $0.08 of goodwill amortization on an annual basis. So, that's like $0.045 to $0.07 for this year, for the 10.5 months, to be honest.

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

Okay. And as far as your retail store business, I know that's been somewhat in transition. Can you elaborate a little bit on your go-forward strategy with that business?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Absolutely. We would expect to. As you said, we are tweaking the model a little bit right now, but certainly we expect to see leverage over the long-term. Do you have a more specific question about --?

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

Well, I'm just trying to get a sense, it seems like you were transitioning -- there were some transitional issues with the business, comps were running negative. And I'm just trying to get a sense of when you might see comps turning positive and how you get there?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure, well, I think for the full year this year, we're expecting a modest comp increase and we expect that to turn pretty quickly here. We've just launched accessories, we're in a 10-store test in the stores right now. We're very pleased with how that's going. We're going to go to approximately 40 stores with the handbags over the next month or two and approximately 25 stores with the belts. And we think that's certainly going to help out with the comps. And we are repositioning the mens business a little bit, as well. But we expect for the full year to be comp positive.

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

Okay. Good. And then finally, you mentioned looking at other categories to expand into. And I'm just curious what your most recent areas of focus are there?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Yes, well, we've been working very hard on that. I think that since Steve came back, that's been one of the areas that he's been spending a lot of his time thinking about, is how to best expand into other categories and to leverage our brand outside of footwear. And that's great for our efforts there. Because nobody understands our brand or our customer better than Steve. And so, we're looking at a whole host of things. I think certainly over the long-term, we'd like to be in the apparel business. We've made that pretty clear. We're looking at watches, fragrances, any number of categories.

Jeff Van Sinderen - *B. Riley & Company, Inc. - Analyst*

Okay, great. Thank you very much and I wish you buys luck this quarter.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Thanks.

Operator

Thank you. Our next question is coming from Heather Boskin from Sidoti and Company.

Heather Boskin - *Sidoti and Company - Analyst*

Good morning, guys. You normally do this. Can you give us the gross margin breakdowns by division, by brand?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure. Madden womens, we did 25.7% in the fourth quarter versus 13.9% last year. Madden Mens, 48.3% versus 31.7% last year. Steven by Steve Madden, 35.9% versus 25.5 last year. Stevies, 42.2 versus 21.4. L.e.i., 43.9 versus 18.5. Candie's, 55.3 versus 10.3. SM New York, we did a 48.7 margin in the quarter. And retail, I think you have --?

Heather Boskin - *Sidoti and Company - Analyst*

Yes.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

It's 54 versus 52.3 last year.

Heather Boskin - *Sidoti and Company - Analyst*

Okay. And my other question, you said you repurchased 3.8 million shares in the quarter -- or so far in '06. I know that there is some question about whether you paid dividends or share repurchases with the stock around these levels. Is there some thought we've gone back towards repurchases rather than dividends as a better use?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Well, no, I wouldn't say that. Let me explain what happened. We did about $21 million in total return of capital to shareholders through November of last year. We had intended to do another $4 to $5 million through January 31 of this year and then a couple of things happened. One, our earnings were clearly coming in far above of where we had guided. And two, we were coming close to completing the Danny Friedman acquisition. So, we were advised by counsel not to repurchase shares in advance of the announcement of those two events. And so, we decided that that 4 to 5 million that we had leftover, we're going to complete in a share repurchase. As I said, we've done 3.8 million over the last couple of weeks. So we have anther -- we will do another 1 million or so in share repurchase. But the second -- the additional $10 million that we've earmarked for this year, we have not yet made a determination on whether or not that's going to come in the form of purchases or dividends.

Heather Boskin - *Sidoti and Company - Analyst*

Okay. And with respect to -- did you give -- if you did, I didn't see, I didn't catch it, a CapEx number for the year?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

For '05?

Heather Boskin - *Sidoti and Company - Analyst*

Yes.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Yes, it's $5.8 million.

Heather Boskin - *Sidoti and Company - Analyst*

And on a go-forward basis, is that indicative of what we can expect in '06 and beyond? It seems like that's a low number for '05.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

I'm sorry, Heather?

Heather Boskin - *Sidoti and Company - Analyst*

It seems like that's a low number.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Well, we're looking at a CapEx budget of 6.5 million for '06.

Heather Boskin - *Sidoti and Company - Analyst*

Okay. All right. I think that's it for me. Thanks, guys.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Okay.

Operator

Thank you. Our next question is coming from Susan Sansbury from Miller Tabak.

Susan Sansbury - *Miller Tabak - Analyst*

Hi. Thanks for letting me ask a couple of questions. First can you update us on your search for a President, is it still ongoing? And maybe you could provide some idea of what the timing might be?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure, we are actively searching for a President. We've retained a search firm who is helping us conduct that search. We've interviewed a number of candidates and when we find the right person, we will hire him or her. We really can't provide any timetable beyond that.

Susan Sansbury - *Miller Tabak - Analyst*

Second question, with respect to broadening into new product categories, could you refresh my memory in terms of whether strategically you intend to do that through licensing or through acquisition?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

I think that we are open to both, certainly there are some categories which are closer and more complimentary than others. We think that handbags and belts made sense for an acquisition. I think that it's less likely we would buy a fragrance company. I would never say never, but that's the type of category that I think we would license in. So, it's really on a case by case basis.

Susan Sansbury - *Miller Tabak - Analyst*

With respect to your accessories purchase, we know what the -- what your expected accretion level is and the amortization charges. Could you just refresh my memory on what the sales contribution is going to be on an annual basis and for that 10.5 months it's going to be in the P&L?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure, Danny's business did about $40 million on the top line last year. We expect it to be up in '06 but as you correctly pointed out, we are only owning the business for 10.5 months, so we're looking at a sales contribution of mid to high 30's from Danny's business.

Susan Sansbury - *Miller Tabak - Analyst*

Okay. Any significant seasonality in terms of revenue and profit flow here?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

It's half back weighted. He does about 65% of his business in the back half. Biggest quarter would be third quarter where he has about 35%.

Susan Sansbury - *Miller Tabak - Analyst*

Okay. And just one final question, I'm not quite sure I understand why you're only looking for a slight comp store increase in '06. The product categories, we have -- fashion footwear is "hot." You're in the right category, you're in the right demographic, yada yada, as they say. So, is why are you only assuming a modest improvement in comp?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Well, maybe I can talk a little bit in more detail about the fourth quarter comp and then I will help explain what we're looking at for this year. I think it's really important in looking at our fourth quarter comp to when look at our performance by category. The first and biggest factor in the comp store sales decline was accessories. We pulled all of the accessories out of the stores and we had done over $1 million in the prior year quarter in accessories. So, just that shortfall alone accounted for over half of the comp store sales decline.

So, why do we do that? Well, we were doing business in accessories, but we didn't feel like it was the right kind of business. We weren't happy with the products, particularly the handbags. We weren't happy with the presentation of the store. And we didn't think it was sending the right message about what our brand and our stores should be about. So, we decided to take a couple of steps forward -- excuse me, a couple of steps backward in order to take four steps forward. So, we terminated our old bag licensee, we signed the new deal with Danny Friedman, we've of course, subsequently acquired the Company. And we pulled all the accessories out of the stores in order to relaunch them this year and do it the right way.

And so that was a big factor in the comp store sales decline in the fourth quarter. And you're going to I see that impact in the first quarter, as well. As I said, we're in a 10-store test right now but it's going to be down from the prior year. It's only a 10-store test. However, we feel very confident that over the course of the year, we're going to be much better off with the new accessories.

Susan Sansbury - *Miller Tabak - Analyst*

Okay. Let me ask the question a little differently. How do you expect your footwear business to comp?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Okay, I'm getting there. All right. So, the second category is mens. And it's sort of a similar story in mens. We -- we're not entirely happen with our men's presentation in the stores. And so, we've elected to pull back somewhat there while we tweak the model. We really feel like our stores, too often, still look like womens shoe stores with mens shoes as an afterthought. And that's not the image we want to portray.

If we're going to have men's and women's products in the stores, we want to have a store concept that looks like it was designed for and supports both men's and women's products. So, we will pull back a little bit there. We're going to take mens out of about 20 doors. It's going to go from 62 doors to 41 doors at the first part of this year. And so that's obviously going to have a short-term sales impact but we think it's the right thing for the business.

Now, the good news is we feel very good about the core women's category. In fourth, we did have a slight negative comp there, very low single digits. But that was achieved on much less inventory. We went into the quarter with about 26% less inventory

on a comp store basis. And we achieved a much better margin and we continue to feel good about how we're performing in the first part of this year in the core women's category.

Susan Sansbury - *Miller Tabak - Analyst*

Are you up in core womens? Are you comping positively so far this year?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

We're targeting flat, again, on much less inventory for the first quarter. And then a better margin.

Susan Sansbury - *Miller Tabak - Analyst*

Okay. So, therein lies the reason why margins are going to go up? It's same or higher -- same sales on lower inventory?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Exactly. The real goal for us is to reduce our close outs and we're not running the business to ring up comp store sales gains. We want to maximize gross profit dollars. And we think that the way to do that is to reduce the unprofitable segment of sales. It may constrain our top line a bit, but we think it's going to do the right thing for the bottom line.

Susan Sansbury - *Miller Tabak - Analyst*

And I promise this will be the last. If you're going to achieve your 40% gross margin goal this year, by essentially reducing markdowns, increasing turn, how do you get above 40% on a longer term basis?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Well, I think there's a couple of things that we're working on this year that we're going to see the impact of in '06. But we think that could continue to improve in '07. The first is inventory management. We've implemented a number of initiatives in that regard and you're going to see the benefit of that in '06, but we think that the full year '07 could be even better. We've also -- [hour dash] has implemented a number of initiatives as far as reducing compliance charge backs and we think that's something that you haven't seen the benefit of in our numbers yet. But we've made a lot of progress on and so in '06 and then certainly in '07, you should see the benefits of that.

Susan Sansbury - *Miller Tabak - Analyst*

All right. I thought that was an '06 number, but it's an '07 number now -- or '07 event, reducing charge backs?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

No, you will see an impact in '06. You will.

Susan Sansbury - *Miller Tabak - Analyst*

Okay. Great, I will get off the call. Thanks very much.

Operator

Thank you. [OPERATOR INSTRUCTIONS] Our next question is coming from David Cuffliss from GMM Capital.

David Cufliss - *GMM Capital - Analyst*

Good morning, guys, how are you?

Jamie Karson - *Steven Madden - Chairman, CEO*

Fine.

David Cufliss - *GMM Capital - Analyst*

Just a couple of quickies. In terms of the low double-digit sales guidance for the year, could you just break that out by wholesale retail?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure. Putting Danny Friedman's business aside for the moment, we're looking at a low single digit increase in the wholesale business on an organic basis and a mid-single digit increase in the retail business. And then as I said earlier, Danny's business will contribute around mid to high 30's.

David Cufliss - *GMM Capital - Analyst*

Okay. Very good. And given the sales outlook combined with the continued improvements to gross margins around 40%, just curious what that implies given the bottom line guidance for SG&A? Any color you can provide there would be great.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure, we are projecting SG&A expenses to be up slightly as a percentage of sales as we invest in the business this year, including Danny Friedman. With Danny Friedman, it's going to be roughly flat because he has a slightly lower operating expense as a percentage of sales ration than we do.

David Cufliss - *GMM Capital - Analyst*

Okay. Fair enough. And then just someone asked previously, for a little more color on the retail initiatives, if you could dig deeper. I don't have any specific questions but tell us what you're doing to get that profitability up. Obviously, a very powerful brand and everybody would like to see it move in the right direction on the bottom line. Any color you can provide about initiatives there would also be greatly appreciated.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure. Well, we've really undertaken a pretty thorough strategic review of the whole chain and what we've found is that we just have some underperformers that are really dragging down the whole chain. And we think we've isolated the problems at each

of those and we are moving aggressively to improve the stores that we can improve. But also, we're going to move aggressively to close stores. And we do -- we have assumed some closures in our 2006 plan, you're going to see that.

David Cufliss - *GMM Capital - Analyst*

So, the eight to 10 store guidance is net of those closures?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

No, that's gross and I can't say how many closures there will be right now, but I think five is a reasonable number to think about.

David Cufliss - *GMM Capital - Analyst*

Okay. And just to clarify for me, did you say as far as the eight to 10 openings being focused on the metro areas, did you say it's very possible we'd see less or more than that as the year progresses?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

I think -- yes, I think it could be more, frankly. We've already opened one store and we've gotten five or six leases signed. So to the extent we find stores that meet our criteria, I think it could be more.

David Cufliss - *GMM Capital - Analyst*

And then finally, with the acquisition of DMS, I don't know if I'm the only one using that acronym, but that's what I've been using in my notes; you get the nice Betsy Johnson business and I was hoping you could speak about the potential to essentially manage other brands like that? Just philosophically, how you feel about bringing other brands in-house versus just focusing on the core Steve brand?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure, I think that the answer is we're absolutely thrilled to acquire the Betsy Johnson handbag and belt license in this transaction. And we look forward to building that brand and we are absolutely interested in acquiring, or being the licensee in this case, of other brands to the extent it makes sense. And we're -- these handbags are just the hottest thing out there for Betsy Johnson and we're thrilled to be associated with it.

David Cufliss - *GMM Capital - Analyst*

Okay, fantastic. Thank you very much.

Operator

Thank you. Our next question is coming from [Ambrit Sanheyer] from First Albany Capital.

Ambrit Sanheyer - *First Albany Capital - Analyst*

Hi, good morning, I'm filling in for Randy Scherago. I just had a quick question on what you did in 4Q licensing income from Adesso/Madden.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

In the fourth quarter, we did 1.3 million versus 800,000 in the year before.

Ambrit Sanheyer - *First Albany Capital - Analyst*

And on your wholesale segments, are you no longer including Unionbay as part of the --?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Unionbay is now in Adesso because we have transitioned that to a first cost model.

Ambrit Sanheyer - *First Albany Capital - Analyst*

Okay. Thank you.

Operator

Thank you. Our next question is a follow-up question coming from Scott Krasik from C.L. King.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Hi, Ed. Just a question on your outlook for boots for 2006. You did a great job selling boots in your retail stores through the summertime and then obviously, had a lot of early deliveries into the department store channel, as well. Can you duplicate that? Will there be some impact, vis-a-vis lower ASP's, should we see any impact there, at all?

Cara O'Brien - *Financial Dynamics - IR*

Look, certainly we're working on a number of things. I know Steve has a flat boot for early fall that he's really excited about. But the real answer to that question is -- because people asked me, how are you going to compete with that AUR? And the answer is; that's not how we run our business. Our business and what we do is to deliver trend right products to market and give our customer what she wants when she wants it. In some years that means we're going to sell her $129 pair of boots. In some years, we we're going to have to sell her two $69 pairs of shoes. But we don't let the comps for AUR's that we're competing with affect our fashion or design direction. And we've found that if we just focus on getting the right product to market, at the right time, that that other stuff takes care of itself.

Scott Krasik - *C.L. King & Associates, Inc. - Analyst*

Okay. Thanks.

Operator

Thank you. Our next question is a follow-up question coming from Susan Sansbury from Miller Tabak.

Susan Sansbury - *Miller Tabak - Analyst*

Hi, yes, two quickies. You mentioned that you're going to reposition mens at Company-owned retail stores. Do you also -- can you discuss what you're doing at wholesale, if anything? Secondly, in terms of the P&L impact of the underperforming stores, can you give me be indication of losses and/or degree of underperformance, so we get an idea of what the potential swing might be?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Okay, first of all, the men's business at wholesale is performing fantastically for us. As you know, it was up tremendously this year and it continues to be very, very strong. And if you -- I think you were at the show in Vegas and you saw the booth was mobbed. That business is doing great. We're really pleased there because we've really managed to expand the breadth of assortment there.

It's really a collection brand now with a full assortment of dress, dress casual, casual and sport. And so we feel very good about how we're positioned there. That's really the difference, by the way, between our strong performance now in men's and what we've had a couple of years ago. A couple of years ago it was much more narrow, it was really a couple of styles and very heavily focused on the sport fusion looks. And now we've really got this full assortment, which makes us feel very good about the business.

As far as retail, I really can't talk about store by store performance or the degree of underperformance of our poorly performing stores. It's just not something we get into.

Susan Sansbury - *Miller Tabak - Analyst*

But you wouldn't shut them if they were -- maybe you would, if they were cash flow positive and/or profitable. So, is the presumption correct?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

That's the right way to think about it, yes.

Susan Sansbury - *Miller Tabak - Analyst*

Now, going back to mens, just out of curiosity. If you're going to -- I'm not quite sure I exactly understand what's going on here. To get a presentation of mens in your own retail stores, do you have to increase the footprint?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Increase the size of the stores? Yes, and that is something we're looking at. I think our newer stores are going to be larger than the average existing store.

Susan Sansbury - *Miller Tabak - Analyst*

Any idea --?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

They will be able to accommodate both mens and accessories.

Susan Sansbury - *Miller Tabak - Analyst*

Any idea of order of magnitude? Change in average square footage?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

I don't know, a few hundred square feet.

Susan Sansbury - *Miller Tabak - Analyst*

Just a few hundred. Okay. Great, thanks.

Operator

Thank you. Our next question is a follow-up question coming from David Cufliss from GMM Capital.

David Cufliss - *GMM Capital - Analyst*

Sorry to chime in again, but curious on the wholesale side, two pieces. First of all, Candie's, can you quantify it all, what kind of growth we can see this year, whether the torrid clip of the past year can continue? Stuff looks great in Kohl's. And I just was curious if you could put a rough quantification of how big the business could be this year?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Yes, we feel great about how that business is doing at Kohl's. We're very happy with that -- with what we're doing there. They've put a lot of marketing dollars behind the Candie's brand and we've reaped the benefits of that. And I think we've really done our part by delivering great shoes that have performed at retail. And that's evident in the performance in fourth quarter. As far as this year, we're expecting to do even more business than we did last year. We're looking at double-digit percentage increase in Candie's.

David Cufliss - *GMM Capital - Analyst*

Okay. Great. And just curious, what kind of expense you eliminate this year that was associated with l.e.i. as you transition that back to Jones?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Well, as you know, we also launched some new divisions this year. And we had already -- the first thing is that we had already consolidated l.e.i.'s operating structure with that of Candie's, punched SM New York. And so that we haven't talked about that yet today, but we are launching a brand called Rule for --

---

David Cufliss - *GMM Capital - Analyst*

JC Penney.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

JC Penney, Right.

David Cufliss - *GMM Capital - Analyst*

Which is my next question.

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Yes. So, we're not letting those people go, we're just moving them over.

David Cufliss - *GMM Capital - Analyst*

And Rule, any kind of way to quantify what kind of opportunity that is this year, obviously given the strong trends at JC Penney?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Yes, we're not going to talk too specifically about the new brands and what they're going to contribute. But what I would say is that if you want to think about SM New York and Rule combined -- on a combined basis, we're losing about $30 million of l.e.i. volume and that's what we did in '05. And that business is obviously going away. We would expect to do at least that this year in those new divisions.

David Cufliss - *GMM Capital - Analyst*

Fantastic. And then finally, just some numbers around retail consolidation, how you think that would impact you -- and again, any quantifications?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

Sure. Obviously, you're talking about Federated May and first I want to reiterate something that Jamie talked about a little bit on the last call, and that's that we just feel very good about our position with the combined Federated May. And it goes to some of the things that I talked about earlier, about how they are focusing on companies that can help them turn their inventory faster and companies that can really drive traffic to the store. And so, we feel like we're in a great position there.

That being said, of course, there's going to be a top line impact this year. They've announced they're closing 85 some odd doors. About a quarter of those, for us, are what we call baby doors. So, we don't deliver -- that means we don't deliver a full assortment to them. We only deliver a key item or two. So, we don't feel much impact there.

But in the remaining 60 doors or so, there will be an impact. In 2005, we did about $5 million in top line with those 60 doors, so, that would be the exposure if we didn't pick up any of that sales elsewhere. Obviously, we think some of those sales are going to be transferred to the remaining Macy's. We also think that the other beneficiaries are going to be companies like JC Penney and Kohl's. So, the customer who was in and used to shop at the old May door and doesn't want to trade up to Macy's, we think they'll end up at JC Penney or Kohl's. And we have programs that we're very excited about with those two companies.

David Cufliss - *GMM Capital - Analyst*

All right. And last quick one, just retail openings. Any of those new stores or what's the breakdown between the Steve Madden stores and Steven?

Ed Rosenfeld - *Steven Madden - VP Strategic Planning and Finance*

We haven't determined yet how many Steven stores there would be. If I had to guess, I would say only one or two this year.

David Cufliss - *GMM Capital - Analyst*

Okay. Thank you, Ed.

Operator

Thank you. There are no further questions. Please continue with any closing comments.

Jamie Karson - *Steven Madden - Chairman, CEO*

Okay. In closing, let me just add one other thing, we are also launching Steven in mens, which we will provide more color on as we go forward into the year. But in closing, let me just say that we are very committed to realizing our vision for Steve Madden to become a truly global lifestyle branded Company that maximizes long-term shareholder value. And we look forward to updating you on our continued progress in the coming year. Again, thank you for your time and interest.

Operator

Ladies and gentlemen. That does conclude our conference call for today. You may all disconnect and thank you for participating.
